Exhibit 10.1


                                OPTION AGREEMENT

     This Option Agreement ("Agreement") dated September 14, 2006, by and between Siberian Energy Group Inc., a Nevada corporation ("Siberian") and Key Brokerage, Inc. ("Key Brokerage"), a Delaware corporation, the "Parties."

                               PROJECT DESCRIPTION

     Key Brokerage is the sole owner of LLC "Kondaneftegaz" ("Kondaneftegaz"), which is located in the Khanty-Mansiysk district of western Siberia and which was created in 2004 for the purpose of oil and gas exploration and production in the region. Kondaneftegaz has applied for 10 oil and gas licenses in the Khanty-Mansiysk district, which will be proposed for distribution by the Russian government through a tender or auction in 2006-2007.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Parties have contemplated entering into a transaction, whereby Siberian would agree to purchase a 75% share of the capital of Kondaneftegaz, at terms to be determined by the Parties at a later date (the "Transaction");

     WHEREAS, Key Brokerage desires to enter into this agreement to provide Siberian with the excusive right to enter into the Transaction with Key Brokerage; and

     WHEREAS, Siberian desires to enter into this Agreement for the exclusive right to enter into the Transaction with Key Brokerage and to provide Siberian with sufficient time to conduct Due Diligence (as described below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

     1.   GRANT  OF  EXCLUSIVE  OPTION.
          ----------------------------

          Key Brokerage agrees to grant Siberian the exclusive option to enter into the Transaction with Key Brokerage for sixty (60) days (the "Option" and the "Option Period") after the date of this Agreement first written above (the "Agreement Date").

          Key Brokerage further agrees not to enter into any other negotiations, contracts or agreements, oral or written, express or

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          implied,  with  any  other  party regarding the Transaction during the
          Option  Period,  without  the  express  written  consent  of Siberian.

     2.   RIGHT  TO  CONDUCT  DUE  DILIGENCE.
          ----------------------------------

          Key Brokerage agrees to provide Siberian with the Option to give Siberian sufficient time to conduct legal, technical and geological due diligence (the "Due Diligence") on Key Brokerage and the Transaction. Key Brokerage further agrees to provide Siberian with assistance, documents and access to all of Kondaneftegaz's properties to help Siberian conduct the Due Diligence for the Option Period, including but not limited to access to financial records and source financial data, business contracts and legal documentation since the inception of Kondaneftegaz in May 2004.

     3.   CONSIDERATION  FOR  OPTION.
          ---------------------------

          In consideration for granting the Option, Siberian agrees to grant Key Brokerage 250,000 warrants to purchase shares of Siberian's common stock at an exercise price of $2.20 per share (the "Warrants"), exercisable for a period of two (2) years from the date of this Agreement (the "Warrants"), as evidenced by the Warrant Agreement attached hereto as Exhibit A.
                                ----------


     4.   EXTENSION  OF  OPTION  PERIOD.
          -----------------------------

          The Parties agree that the Option Period may be extended by Siberian for an additional ninety (90) days, provided that Siberian gives Key Brokerage written notice of its intent to extend to the Option period at least fifteen (15) days prior to the end of the Option Period, which fifteen day period may be waived by Key Brokerage (the "Extension").


     5.   CONSIDERATION  FOR  EXTENSION.
          -----------------------------

          If the Extension is exercised, Siberian agrees to grant Key Brokerage additional Warrants in consideration for such Extension. Siberian agrees that these additional Warrants will be on the same terms and have the same rights as the Warrants described above under
          Item  3,  however such additional Warrants will be exercisable for two

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          (2)  years  from  the  beginning  date  of  the  Extension,  and  such additional Warrants will be evidenced by the Warrant Agreement attached hereto as Exhibit A (except for the difference in the time
                                ------------------------------------------------
          period  such  Warrants  are  exercisable  for).
          ---------------------------------------------

     6.   DAMAGES.
          -------

          Key Brokerage agrees that Siberian will be damaged if the terms of this Agreement and/or the Option is breached and/or if Key Brokerage negotiates, contracts or enters into any agreement with any other parties regarding the Transaction (each a "Breach," unless consent is provided by Siberian in writing to such negotiation, contract or agreement as provided in Item 1, above). Key Brokerage agrees to pay Siberian as liquidated damages in connection with any Breach of the Option or the breach of any term of this Agreement $100,000, payable immediately and Key Brokerage additionally agrees to return any Warrants previously issued to Key Brokerage to Siberian for cancellation ("Damages"). Key Brokerage agrees that the Damages are not a penalty for such breach, but that such Damages are a good faith estimate by the Parties of the actual damages, which Siberian would suffer in the event of a breach. Furthermore, Key Brokerage agrees that such Damages are reasonable.

     7.   TERMINATION  OF  THE  AGREEMENT.
          -------------------------------

          This agreement may be terminated only with the mutual consent in writing of both parties.

          The parties understand that at the end of the Option Period or at any time prior to that the end of the Option Period, Siberian will inform the parties involved in the transaction whether it is interested in the purchase of Kondaneftegaz and will either submit an offer for purchase or will withdraw from the project without explaining the reasons of such withdrawal.

     8.   MISCELLANEOUS.
          --------------

          (a)  Assignment.  All  of  the  terms,  provisions  and  conditions of
               ----------
               this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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          (b)  Applicable  Law.  This  Agreement  shall  be  construed  in
               ----------------
               accordance with and governed by the laws of the State of New York, excluding any provision which would require the use of the laws of any other jurisdiction.

          (c)  Entire  Agreement,  Amendments  and  Waivers.  This  Agreement
               --------------------------------------------
               constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

          (d)  Waiver.  No  failure  on  the  part  of  any party to enforce any
               ------
               provisions of this Agreement will act as a waiver of the right to enforce that provision.

          (e)  Section  Headings.  Section  headings  are  for  convenience only
               -----------------
               and  shall  not define or limit the provisions of this Agreement.

          (f)  Effect  of  Facsimile  and  Photocopied  Signatures.  This
               ---------------------------------------------------
               Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

               SIBERIAN  ENERGY  GROUP  INC.
               ----------------------------

               /s/ David Zaikin
               ----------------------------
               David Zaikin,
               Chief Executive Officer


               KEY BROKERAGE, INC.
               ---------------------------

               /s/ Gueorgui Kolbassov
               ---------------------------
               Gueorgui Kolbassov
               President

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